As filed with the Securities and Exchange Commission on June 28, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Omniture, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	87-0619936

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
550 East Timpanogos Circle
Orem, Utah 84097
801.722.7000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

1999 EQUITY INCENTIVE PLAN
2006 EQUITY INCENTIVE PLAN
2006 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Shawn J. Lindquist
Chief Legal Officer
Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
801.722.7000
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Robert G. O’Connor
Wilson Sonsini Goodrich & Rosati
Professional Corporation
2795 E. Cottonwood Pkwy, Suite 300
Salt Lake City, Utah 84121
801.993.6400

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Maximum	Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price Per	Offering	Registration
Registered	Registered(1)	Share	Price	Fee
Common Stock $0.001 par value: To be issued under the 1999 Equity Incentive Plan	8,485,579 shares (2)	$2.53(3)	$21,468,515	$2,298
Common Stock $0.001 par value: To be issued under the 2006 Equity Incentive Plan	2,542,877 shares (4)	$6.50(5)	$16,528,701	$1,769
Common Stock $0.001 par value: To be issued under 2006 Employee Stock Purchase Plan	500,000 shares (6)	$6.18(7)	$ 3,087,500	$ 331
TOTAL	11,528,456 shares	—	$41,084,716	$4,398

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 1999 Equity Incentive Plan, 2006 Equity Incentive Plan or the 2006 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals. This subtotal represents the sum of shares issuable upon exercise of options that are outstanding under the 1999 Equity Incentive Plan.

(3)	The registration fee for the shares of common stock to be issued pursuant to outstanding options under the 1999 Equity Incentive Plan was calculated in accordance with Rule 457(h) of the Securities Act based upon the weighted average price per share at which the options may be exercised.

(4)	This subtotal represents the sum of shares issuable under the 2006 Equity Incentive Plan.

(5)	Estimated in accordance with Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the price to public of $6.50 per share set forth on the cover page of the Registrant’s prospectus in connection with the Registrant’s initial public offering.

(6)	This subtotal represents the number of shares authorized to be issued under the 2006 Employee Stock Purchase Plan.

(7)	Estimated in accordance with Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon 95% of the price to public of $6.50 per share set forth on the cover page of the Registrant’s prospectus in connection with the Registrant’s initial public offering. Pursuant to the 2006 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of common stock shall mean an amount equal to 95% of the fair market value of a share of common stock at the end of an offering period.

OMNITURE, INC.
REGISTRATION STATEMENT ON FORM S-8
PART I
INFORMATION REQUIRED IN THE PROSPECTUS
Item 1. Plan Information.
     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424.
Item 2. Registration Information and Employee Plan Annual Information.
     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Omniture, Inc. (the “Registrant”) with the Securities and Exchange Commission:
          (1) The Registrant’s Prospectus filed with the Commission on June 28, 2006, pursuant to Rule 424(b) under the Securities Act, which includes audited financial statements for the Registrant’s latest fiscal year.
          (2) The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on June 26, 2006, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          The validity of the shares of common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Salt Lake City, Utah. Certain investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati beneficially hold an aggregate of 9,676 shares of our common stock, which represented less than 0.03% of our outstanding shares of common stock at March 31, 2006. In addition, persons affiliated with Wilson Sonsini Goodrich & Rosati, Professional Corporation intend to purchase approximately 15,485 shares of our common stock in connection with the our initial public offering.
Item 6. Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
          As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s certificate of incorporation to be in effect upon the closing of the Registrant’s initial public offering includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.
          In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the Registrant to be effective upon the closing of the Registrant’s initial public offering provide that:
•	The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.
          The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provide for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.
     These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)

24.1	Power of Attorney (see page II-5)

99.1	1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.2A to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987))

99.2	Forms of Stock Option Agreement under the 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.2B to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987))

99.3	Form of Stock Option Agreement under the 1999 Equity Incentive Plan entered into by and among the Registrant and its Named Executive Officers and non-employee directors (incorporated by reference to Exhibit 10.2C to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987))

99.4	2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.3A to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987))

99.5	Forms of Stock Option Agreement under the 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.3B to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987))

99.6	2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4A to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987))

99.7	Form of Subscription Agreements under the 2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4B to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987))
Item 9. Undertakings.
A.	The undersigned Registrant hereby undertakes:
               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, Omniture, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orem, State of Utah, on the 28th day of June, 2006.

OMNITURE, INC.

By:	/s/ Joshua G. James

Joshua G. James
Chief Executive Officer
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua G. James as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joshua G. James	Chief Executive Officer and Director (Principal

Joshua G. James	Executive Officer)	June 28, 2006

Chief Financial Officer and Executive Vice
/s/ Michael S. Herring	President (Principal Accounting and Financial

Michael S. Herring	Officer)	June 28, 2006

/s/ D. Fraser Bullock	Director	June 28, 2006

D. Fraser Bullock

/s/ Gregory S. Butterfield	Director	June 28, 2006

Gregory S. Butterfield

/s/ Dana L. Evan	Director	June 28, 2006

Dana L. Evan

/s/ Mark P. Gorenberg	Director	June 28, 2006

Mark P. Gorenberg

/s/ Rory T. O’Driscoll	Director	June 28, 2006

Rory T. O’Driscoll

/s/ John R. Pestana	Director	June 28, 2006

John R. Pestana

INDEX TO EXHIBITS

Exhibit
Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)

24.1	Power of Attorney (see page II-5)

99.1	1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.2A to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987))

99.2	Forms of Stock Option Agreement under the 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.2B to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987))

99.3	Form of Stock Option Agreement under the 1999 Equity Incentive Plan entered into by and among the Registrant and its Named Executive Officers and non-employee directors (incorporated by reference to Exhibit 10.2C to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987))

99.4	2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.3A to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987))

99.5	Forms of Stock Option Agreement under the 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.3B to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987))

99.6	2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4A to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987))

99.7	Form of Subscription Agreements under the 2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4B to the Registrant’s Registration Statement on Form S-1 (File No. 333-132987))